SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _______)

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Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission

Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

Albany Molecular Research, Inc.

_________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

N/A

_________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALBANY MOLECULAR RESEARCH, INC.

21 Corporate Circle
Albany, New York 12203

May 1, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Albany Molecular Research, Inc. to be held on Thursday, June 1, 2006 at 10:00 a.m., local time, at the Company’s corporate offices located at 26 Corporate Circle, Albany, New York 12203. The attached proxy statement, with formal notice of the meeting on the first page, describes the business to be conducted at the meeting. We urge you to review these materials carefully. Following the formal portion of the meeting, we will review our operations, report on 2005 financial results and discuss our plans for the future.

Your vote is important to us. Whether or not you plan to attend the meeting, we ask that you complete, date, sign and return the enclosed proxy card in the envelope provided. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

Sincerely,

Thomas E. D’Ambra, Ph.D.
Chairman, Chief Executive Officer and President

ALBANY MOLECULAR RESEARCH, INC.

21 Corporate Circle
Albany, New York 12203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Albany Molecular Research, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 1, 2006 at 10:00 a.m., local time, at the Company’s corporate offices located at 26 Corporate Circle, Albany, New York 12203 (including any adjournments or postponements thereof, the “Annual Meeting”) for the following purposes:

1.	To elect three Class II directors of the Company, each to serve until the 2009 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal; and

2.	To consider and act upon any other matters that may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on April 11, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record of the Company’s common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,

Mark T. Frost
Chief Financial Officer, Treasurer and Secretary

Albany, New York
May 1, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

ALBANY MOLECULAR RESEARCH, INC.
21 Corporate Circle
Albany, New York 12203

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2006

May 1, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Albany Molecular Research, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 1, 2006 at 10:00 a.m., local time, at the Company’s corporate offices located at 26 Corporate Circle, Albany, New York 12203 and any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

1.	The election of three Class II directors of the Company, each to serve until the 2009 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal; and

2.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about May 1, 2006 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on April 11, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Only stockholders of record of the Company’s common stock, par value $.01 per share (“Common Stock”), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 32,412,295 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a director of the Company.

Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. With respect to the election of directors, votes may be cast in favor of or withheld from the nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of directors.

Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. The persons named as attorneys-in-fact in the proxies, Thomas E. D’Ambra and Mark T. Frost, were selected by the Board of Directors and are officers of the Company. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, properly executed proxies will be voted “FOR” the election of the nominees for director listed in this Proxy Statement. It is not anticipated that any matters other than the election of directors will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A stockholder of record may revoke a proxy at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2005, is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation materials.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of seven members and is divided into three classes, with two directors in Class I, three directors in Class II and two directors in Class III. Directors serve for three-year terms with one class of directors being elected by the Company’s stockholders at each annual meeting.

At the Annual Meeting, three Class II directors will be elected to serve until the 2009 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal. The Board of Directors has nominated Paul S. Anderson, Ph.D; Donald E. Kuhla, Ph.D; and Kevin O’Connor for election as Class II directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Paul S. Anderson, Ph.D; Donald E. Kuhla, Ph.D; and Kevin O’Connor as Class II directors. Each nominee has agreed to stand for election and to serve, if elected, as director. However, if a person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Vote Required For Approval

A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a director of the Company.

Recommendation

The Board of Directors of the Company recommends a vote FOR the election of its nominees as directors of the Company.

INFORMATION REGARDING DIRECTORS

The Board of Directors and its Committees

The Board of Directors currently consists of seven (7) members. The Board of Directors is divided into three classes and each year one of those classes is nominated for election. The Board of Directors of the Company held eight (8) meetings during 2005. During 2005, each of the incumbent directors then serving attended 100% of the total number of meetings of the Board of Directors and of the committees of which he was a member. The Board expects all directors to attend annual meetings of stockholders and all directors then serving were in attendance at the 2005 Annual Meeting of Stockholders. The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”), a Nominating and Corporate Governance Committee (the “Nominating Committee”) and a Research and Development Committee (the “Research Committee”).

Independence of Members of the Board of Directors

The Board of Directors has determined that Paul S. Anderson, Ph.D., Frank W. Haydu, III, Kevin O’Connor, Arthur J. Roth, and Anthony P. Tartaglia, M.D. are independent within the meaning of the director independence standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) and the director independence standards of the Securities and Exchange Commission (“SEC”). Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of Nasdaq’s and the SEC’s director independence standards.

The Lead Independent Director. In this role created on November 9, 2005, Dr. Tartaglia has been assigned several responsibilities designed to enhance board effectiveness, including coordinating and moderating executive sessions of the board’s independent directors, acting as principal liaison between the board and Company management, advising the chair regarding scheduling and content of board meetings, and working with the chairman and independent directors in other areas to improve corporate governance.

The Audit Committee. The Audit Committee appoints the independent registered public accountant to audit the Company’s financial statements and to perform services related to such audit, reviews the scope and results of the audit with the independent accountants, reviews the Company’s year-end operating results with management and the independent accountants, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants’ independence. The Audit Committee consists of Messrs. Haydu, and Roth (Chair) and Drs. Anderson and Tartaglia, each of whom is independent as defined by the applicable rules of Nasdaq and the SEC, and as affirmed by the Board of Directors. The Board of Directors has determined that Messrs. Haydu and Roth qualify as an “audit committee financial expert” as such term is defined by the rules adopted by the SEC. The Audit Committee held ten (10) meetings during 2005. A copy of the Audit Committee Charter is available on the Company’s website at www.albmolecular.com under the Investor Relations section.

The Compensation Committee. The Compensation Committee reviews and recommends the compensation arrangements for executive officers, including the Chief Executive Officer, and reviews general compensation levels for other employees as a group, determines equity-based awards to be granted to eligible persons under the Company’s 1998 Stock Option and Incentive Plan (the “1998 Stock Plan”) and Technology Development Incentive Plan and takes such other action as may be required in connection with the Company’s compensation and incentive plans. The Compensation Committee consists of Drs. Tartaglia (Chair) and Anderson, and Mr. O’Connor, each of whom is independent as defined by the applicable rules of Nasdaq and the SEC, and as affirmed by the Board of Directors. The Compensation Committee held nine (9) meetings during 2005. A copy of the Compensation Committee Charter is available on the Company’s website at www.albmolecular.com under the Investor Relations section.

The Nominating Committee. The Nominating Committee consists of Messrs. O’Connor (Chair) and Roth, each of whom is independent for purposes of the listing standards of Nasdaq. The Nominating Committee is responsible for the implementation of the Company’s Corporate Governance Guidelines and the evaluation and recommendation to the Board of Directors of candidates for election to the Board of Directors. In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers the minimum qualifications set forth in the Nominating Committee Charter including:

•	the highest personal and professional integrity,

•	demonstrated exceptional ability and judgment,

•	effectiveness, in conjunction with the other members of the Board, in collectively serving the long-term interests of the Company’s stockholders,

•	the nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition,

•	the nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve and;

•	to the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Committee may assess the size of the Board of Directors, the need for particular expertise on the Board, the upcoming election cycle of the Board of Directors and whether any vacancies are expected, due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee will consider various potential candidates for director which may come to the Nominating Committee’s attention through current directors, professional search firms, stockholders or other persons. The Nominating Committee will consider candidates recommended by stockholders, when the nominations are properly submitted, under the criteria summarized above. Following verification of the stockholder status of persons proposing candidates, the Nominating Committee makes an initial analysis of the qualifications of any recommended candidate pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board of Directors before deciding to undertake a complete evaluation of the candidate. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders. See “Submission of Stockholder Proposals for 2006 Annual Meeting” in this Proxy Statement. The Nominating Committee held three (3) meetings during 2005. A copy of the Nominating Committee Charter is available on the Company’s website at www.albmolecular.com under the Investor Relations section.

The Research & Development Committee.    The Research & Development Committee was established by the Board of Directors in April 2005 and consists of Drs. Anderson (Chair), Kuhla and Tartaglia. The Research & Development Committee assists the Company in evaluating research and development issues and decisions, and provides a detailed perspective on research and development efforts to the Board of Directors. The Research & Development Committee held three (3) meetings during 2005. A copy of the Research & Development Committee Charter is available on the Company’s website at www.albmolecular.com under the Investor Relations section.

Stockholder Communication.    The Board of Directors welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be addressed to Mark T. Frost, Secretary, Albany Molecular Research, Inc., 21 Corporate Circle, P.O. Box 15098, Albany, NY 12212-5098 and marked to the attention of the Board of Directors or any of its committees or individual directors.

Fees for Non-Employee Directors.    Non-employee directors receive $20,000 annually, plus $2,000 per Board meeting attended and $1,000 per Committee meeting attended, as compensation for their services as directors. Non-employee directors are required to own AMRI shares. The Board of Directors of the Company adopted a policy requiring that the annual fee paid to each non-employee director will be paid half in cash and half in a grant of restricted common stock of the Company until such time as such director holds common stock of the company having a fair market value of at least $100,000 and may receive a greater portion of his annual retainer fee in the form of cash subject to this minimum holding requirement. At any time, non-employee directors may choose to receive a greater portion of their annual retainer fee in the form of restricted stock.

The Lead Independent Director receives an additional $6,500 annually. Additionally, the Audit Committee Chairman receives an additional $6,500 annually, while the Nominating Committee Chairman, the Compensation Committee Chairman and the Research & Development Committee Chairman each receive an additional $5,000 annually as compensation for their services as Committee Chairmen. Each non-employee director also receives a grant of options to purchase 5,000 shares of Common Stock on an annual basis. These options are granted with an exercise price equal to the fair market value of the Common Stock on the date of the grant. The options vest in three annual installments beginning on the first anniversary of the date of grant based on continued Board service. Further, each director is reimbursed for reasonable travel and other expenses incurred in attending meetings. Directors who are also employees do not receive any compensation for their service as directors.

The following table and biographical descriptions set forth certain information with respect to the nominees for election as Class II directors at the Annual Meeting and the continuing directors whose terms expire at the annual meetings of stockholders in 2007 and 2008, based on information furnished by them to the Company. There is no family relationship between any director or executive officer of the Company. The following information is as of December 31, 2005.

Name	Age	Director Since
Class II — Term Expires in 2006
Paul S. Anderson, Ph.D. (1)(2)(4) *	67	2002
Donald E. Kuhla, Ph.D (4) *	63	1995
Kevin O’Connor (2)(3) *	51	2000

Class III — Term Expires in 2007
Thomas E. D’Ambra, Ph.D.	50	1991
Anthony P. Tartaglia, M.D. (1)(2)(4)(5)	73	1995

Class I — Term Expires in 2008
Frank W. Haydu, III (1)	58	1998
Arthur J. Roth (1)(3)	66	2003

*	Nominee for election.

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating Committee.

(4)	Member of Research & Development Committee.

(5)	Lead Independent Director.

Nominees for Election as Directors

Paul S. Anderson, Ph.D. has served as one of our directors since May 2002. In March, the American Chemical Society bestowed its highest honor upon Dr. Anderson, the 2006 Priestley Medal, for distinguished service in the field of chemistry. Dr. Anderson served as Vice President of drug discovery at Bristol-Myers Squibb Company from 2001 to 2002. Prior to that, Dr. Anderson served as Senior Vice President of chemical and physical sciences for the DuPont Pharmaceuticals Company from 1998 until 2001 when DuPont Pharmaceuticals Company was acquired by Bristol-Myers Squibb Company. Dr. Anderson previously served in a number of research chemistry positions at Merck from 1964 to 1998. Dr. Anderson has served as Chairman of the medicinal chemistry division of the American Chemical Society, Chairman of the Gordon Research Conference on Medicinal Chemistry, and Chairman of the National Institutes of Health Study Section on Bioorganic Chemistry and Natural Products. In 1997, he served as President of the American Chemical Society. Dr. Anderson also serves as a director of MDS, Inc., a Canadian life sciences company. Dr. Anderson obtained a B.S. in chemistry from the University of Vermont and a Ph.D. in chemistry from the University of New Hampshire.

Donald E. Kuhla, Ph.D. was employed by the Company in 2004 and focused on business development activities. Prior to that, Dr. Kuhla served as our Executive Vice President and Organichem’s President from January 2003 through December 2003 and as our President and Chief Operating Officer from July 1998 to February 2003. Dr. Kuhla has served as a director since October 1995. Prior to joining us as an employee, Dr. Kuhla served as Vice President and Chief Technical Officer of Plexus Ventures, Inc., a biotechnology investment and consulting company, from February 1994 to June 1998, the Chief Operating Officer of Hybridon, Inc., a pharmaceutical company, and Enzymatics, Inc., a medical diagnostics company, from November 1990 to February 1994, in various positions with Rorer Group, Inc., a pharmaceutical company, from 1981 to 1990, and in various positions with Pfizer Inc., a pharmaceutical company, from 1968 to 1981. Dr. Kuhla is also a director of NPS Pharmaceuticals Inc. Dr. Kuhla holds a B.A. degree in chemistry from New York University and a Ph.D. in organic chemistry from Ohio State University.

Kevin O’Connor has served as one of our directors since March 2000. Mr. O’Connor has served as Chief Executive Officer of Tech Valley Communications, a telecommunications company, since July 2000. Mr. O’Connor previously served as the President of the Center for Economic Growth, Inc., a business-sponsored economic development organization, from February 1992 through July 2000. Mr. O’Connor also served as a Deputy Commissioner for the New York State Department of Economic Development from September 1987 to February 1992, as a Program Associate for the New York State Governor’s Office from July 1984 to September 1987 and held various positions in the New York State Division of the Budget and the New York State Department of Health from January 1980 to July 1984. Mr. O’Connor also serves as a director of several private companies and non-profit organizations. Mr. O’Connor holds a B.A. degree in history and a Masters degree in public administration from the State University of New York College in Brockport.

Incumbent Directors — Terms Expiring in 2007

Thomas E. D’Ambra, Ph.D. co-founded the Company in 1991 and has served as our Chairman of the Board and Chief Executive Officer since inception. Dr. D’Ambra was appointed the additional title of President in February 2003. Prior to co-founding the Company, Dr. D’Ambra served as the Vice President, Chemistry and co-founder of Coromed, Inc., a traditional development contract research organization, from 1989 to 1991 and Group Leader and Senior Research Chemist with Sterling Winthrop, Inc., a pharmaceutical company, from 1982 to 1989. Dr. D’Ambra is also a director of Fluorous Technologies, Inc. Dr. D’Ambra holds a B.A. degree in chemistry from the College of the Holy Cross and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology.

Anthony P. Tartaglia, M.D. has served as one of our directors since October 1995. Dr. Tartaglia served as a physician with Albany Medical Center from 1984 until his retirement in June 1998 and also served as Dean of Albany Medical College from 1990 to June 1995. Dr. Tartaglia previously served as Executive Director of the Albany Medical Center Hospital from 1987 to 1990, Senior Vice President for Patient Care of the Albany Medical Center from 1984 to 1987 and as Chief of Medicine at St. Peter’s Hospital in Albany from 1975 to 1984. Dr. Tartaglia holds a B.S. degree in biology from Union College and an M.D. from the University of Rochester Medical School.

Incumbent Directors — Terms Expiring in 2008

Frank W. Haydu, III has served as one of our directors since October 1998. Mr. Haydu served as a Managing Director of Valuation Perspectives, Inc., a financial services consulting firm, from November 2001 to September 2005. Upon the closing of Valuation Perspectives in September 2005, Mr. Haydu retired and he continues to provide consulting services to the former clients of Valuation Perspectives. Mr. Haydu previously served as the Chairman of Haydu & Lind, LLC, a senior living development company, upon co-founding it in June 1996 until its sale in May 2001. Mr. Haydu also served as the interim Commissioner of Education of Massachusetts from February 1998 to July 1998. Prior to co-founding Haydu & Lind, LLC, Mr. Haydu served as the interim President and Chief Executive Officer of the New England Medical Center Hospitals, Inc. from October 1995 to May 1996, a Senior Advisor to Smith Barney, Inc., an investment bank, from August 1994 to August 1995, and as a Managing Director of Kidder, Peabody & Company, Inc., an investment bank, from 1990 to August 1994. Mr. Haydu also serves as a director of Moldflow Corporation, iParty Corp. and several private companies. Mr. Haydu holds a B.A. degree in economics/accounting from Muhlenberg College.

Arthur J. Roth has served as one of our directors since October 2003. Mr. Roth previously served as commissioner of the New York State Department of Taxation and Finance from 1999 to 2003. Prior to his appointment as Commissioner, Mr. Roth was Deputy Commissioner for Operations, New York State Department of Taxation and Finance from 1996 until 1999. Mr. Roth was a senior consulting director with Coopers and Lybrand from 1992 to 1996 and a founder and managing director of Roth Nobis & Company, an accounting firm serving the manufacturing and service industries, from 1968 to 1992. Mr. Roth also serves as a director of First Albany Companies, Inc. and several private companies. Mr. Roth is a certified public accountant and holds a B.A. degree from Syracuse University.

EXECUTIVE OFFICERS

The names and ages of all executive officers of the Company are set forth below. In addition, set forth below is certain biographical information for each executive officer who is not a director, including his principal occupation and business experience for at least the last five years.

Name	Age	Position
Thomas E. D’Ambra, Ph.D.	50	Chairman of the Board of Directors, Chief Executive Officer and President
Mark T. Frost	42	Chief Financial Officer, Treasurer and Secretary
Kenton L. Shultis	50	Vice President, Large Scale Manufacturing
Michael P. Trova, Ph.D.	44	Senior Vice President, Chemistry

Mark T. Frost has served as our Chief Financial Officer since December 2004. Prior to joining us, Mr. Frost was Vice President, Finance for Smith & Nephew Endoscopy, a global medical device division of S&N PLC, a medical device company, from September 1999 to November 2004. Prior to that, Mr. Frost spent 14 years in progressively responsible positions at General Electric Company, culminating in his appointment as chief financial officer of GE Capital’s Groupe Sovac Auto Financial Services in France. Prior to becoming CFO, he had been director of financial planning and analysis and deputy managing director and chief financial officer of GE Capital’s joint venture in Thailand. In addition, Mr. Frost held positions within GE Medical, GE’s Corporate Audit Staff, and he completed GE’s Financial Management Program. Mr. Frost holds a B.A. degree in International Relations/Economics from Colgate University and has completed graduate coursework at INSEAD.

Kenton L. Shultis has served as our Vice President, Large Scale Manufacturing, since June 2003. Previously, Mr. Shultis served as our Vice President of Operations, from February 2000 to June 2003. Prior to joining us, Mr. Shultis was President and Chief Operating Officer for American Advanced Organics, from May 1998 to February 2000. Prior to that, Mr. Shultis served as Director of Chemical Development Pilot Plants, for Bristol-Myers Squibb, from July 1991 to October 1993. Also with BMS, Mr. Shultis was Department Head Lactam Pilot Plants, from September 1984 to July 1991. Prior to that, Mr. Shultis served as Research Engineer, Natural Products Isolation at Merck and Co., from September 1981 to August 1984. Prior to that, Mr. Shultis was Fermentation Development Engineer, Abbott Laboratories, from January 1979 to August 1981. Mr. Shultis has received multiple patents. Mr. Shultis received a Master’s degree from the University of Minnesota under Prof. K. H. Keller and a B.S.Ch.E. from the University of Wisconsin.

Michael P. Trova, Ph.D. has served as our Senior Vice President, Chemistry since February 2004. Previously, Dr. Trova served as our Senior Vice President, Medicinal Chemistry from September 2000 to January 2004, Vice President, Medicinal Chemistry from March 1998 to August 2000, as our Director of Medicinal Chemistry from August 1996 to March 1998 and as our Assistant Director of Medicinal Chemistry from August 1995 to August 1996. Prior to joining the Company, Dr. Trova was a staff scientist with American Cyanamid, Lederle Laboratories, a pharmaceutical company, from 1989 to August 1995, and a post-doctoral researcher at the Massachusetts Institute of Technology from 1987 to 1989. Dr. Trova holds a B.S. degree in chemistry from Rensselaer Polytechnic Institute and a Ph.D. in organic chemistry from Ohio State University.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation for the fiscal years ended December 31, 2005, 2004 and 2003 of the Company’s Chief Executive Officer, the three most highly compensated executive officers, other than the CEO, who were serving as executive officers as of December 31, 2005, and one former executive officer who would have been one of the four most highly compensated executive officers but for the fact that he was not serving as an executive officer of the Company at December 31, 2005 (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation
Thomas E. D’Ambra, Ph.D.	2005	330,769	100,000	—	—	4,724,857	(1)
Chairman, Chief Executive	2004	250,000	—		—	4,795,286	(2)
Officer and President	2003	250,000	—		—	5,162,726	(3)

Mark T. Frost	2005	260,000	53,170	84,500	—	121,659	(4)
Chief Financial Officer	2004	13,000	21,667		—	298	(5)

Michael P. Trova, Ph.D.	2005	190,795	27,667	84,500	—	6,270	(6)
Senior Vice President,	2004	185,239	20,000		10,000	6,572	(7)
Chemistry	2003	179,786	10,000		10,840	3,672	(8)

Kenton L. Shultis	2005	183,317	12,018	84,500	—	7,164	(9)
Vice President,
Large Scale Manufacturing

James J. Grates*	2005	109,769	—	84,500	—	115,202	(10)
Vice President, Administration	2004	195,192	10,000		10,000	16,882	(11)
	2003	171,154	15,000		11,000	16,154	(12)

*	Mr. Grates’ employment with the Company ended on June 24, 2005.

(1)	Includes $4,716,015 earned by Dr. D’Ambra under the Company’s Technology Development Incentive Plan and $8,842 in matching contributions under the Company’s 401(k) plan for 2005.

(2)	Includes $4,788,786 earned by Dr. D’Ambra under the Company’s Technology Development Incentive Plan and $6,500 in matching contributions under the Company’s 401(k) plan for 2004.

(3)	Includes $5,157,534 earned by Dr. D’Ambra under the Company’s Technology Development Incentive Plan and $5,192 in matching contributions under the Company’s 401(k) plan for 2003. Please refer to the “Report of the Compensation Committee of the Board of Directors on Executive Compensation — Compensation of Chief Executive Officer” below for additional information.

(4)	Includes $6,500 in matching contributions under the Company’s 401(k) plan, and $115,159 in relocation expenses for 2005

(5)	Includes $298 in relocation expenses for 2004.

(6)	Includes $6,270 in matching contributions under the Company’s 401(k) plan.

(7)	Includes $6,572 in matching contributions under the Company’s 401(k) plan for 2004.

(8)	Includes $3,672 in matching contributions under the Company’s 401(k) plan, and $10,000 in debt forgiveness pursuant to the terms of notes payable to the Company for 2003.

(9)	Includes $7,164 in matching contributions under the Company’s 401(k) plan.

(10)	Includes $99,039 in severance, $12,500 in debt forgiveness pursuant to the terms of notes payable to the Company, and $3,663 in matching contributions under the Company’s 401(k) plan for 2005. Upon his departure from the Company, Mr. Grates forfeited his $84,500 in restricted stock.

(11)	Includes $6,735 in matching contributions under the Company’s 401(k) plan, and $10,000 in debt forgiveness pursuant to the terms of notes payable to the Company for 2004.

(12)	Includes $6,007 in matching contributions under the Company’s 401(k) plan, and $10,000 in debt forgiveness pursuant to the terms of notes payable to the Company for 2003.

Option Grants for Fiscal Year 2005. The Company did not grant any options to purchase the Company’s common stock during fiscal year 2005.

Option Exercises and Year-End Holdings. The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers. One of the Named Executive Officers exercised stock options during 2005.

Aggregated Option Exercises in Fiscal Year 2005
and Fiscal Year-End 2005 Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas E. D’Ambra, Ph.D.	—	—	—	—	—	—
Mark T. Frost.	—	—	30,000	90,000	30,000	—
Kenton L. Shultis.	—	—	26,575	—	—	—
Michael P. Trova, Ph.D.	—	—	78,923	—	64,798	—
James J. Grates*.	4,594	54,760	—	—	—	—

*	Mr. Grates’ employment with the Company ended on June 24, 2005.

(1)	Based on the average of the high and low sales prices of the Common Stock on December 31, 2005 ($12.11), minus the exercise price, multiplied by the number of shares underlying the options.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee of the Board of Directors consists of Drs. Tartaglia (Chair) and Anderson, and Mr. O’Connor, none of whom is an officer or employee of the Company. The Compensation Committee met nine (9) times during 2005. The Compensation Committee reviews and recommends the compensation arrangements for executive officers, including the Chief Executive Officer, and reviews general compensation levels for other employees as a group, determines the options or other equity-based compensation to be granted to eligible persons under the 1998 Stock Plan and takes such other action as may be required in connection with the Company’s compensation and incentive plans.

Compensation Policies for Executive Officers.    The Compensation Committee’s executive compensation philosophy is to: (i) provide competitive levels of compensation that integrate pay with the individual executive’s performance and the Company’s short- and long-term performance goals; (ii) motivate key executives to achieve strategic business goals and reward them for their achievement; (iii) provide compensation opportunities and benefits that are comparable to those offered by other companies in the pharmaceutical and biotechnological industry, thereby allowing the Company to compete for and retain talented executives who are critical to the Company’s short- and long-term success; (iv) align the interests of key executives with the short- and long-term interests of stockholders and the enhancement of stockholder value through the granting of equity-based compensation; and (v) recognize individual contributions as well as overall business results. The Company’s objectives include qualitative factors that strengthen the Company’s ability to enhance profitable growth over the long-term, such as demonstrated leadership ability, management development, insuring compliance with laws, regulations and Company policies, and anticipating and responding to changing market and economic conditions.

The compensation of the Company’s Chief Executive Officer and other executive officers is currently comprised of an annual base salary, annual performance incentives in the form of cash bonuses and long-term performance incentives in the form of stock option or restricted stock grants under the 1998 Stock Plan.

The Compensation Committee has determined that base salaries of executive officers should be set at levels that are competitive with those of executives of comparably sized companies in the pharmaceutical and biotechnological industry. In addition, the Compensation Committee believes that it is appropriate to reward performance through a combination of cash bonuses and stock option grants and to provide a competitive compensation package that will enable the Company to attract and retain the executives needed to enhance the Company’s short-term financial performance and to enhance profitable growth over the long-term. In establishing compensation levels for the Company’s executive officers, the Compensation Committee is advised by a firm of independent compensation consultants.

Base Salary.    Base salaries for each of the Company’s executive officers are targeted according to the salaries of employees holding similar offices and having similar responsibilities at comparably-sized companies within the pharmaceutical and biotechnological industry. Annual salary adjustments for executive officers are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive officer and any change in the responsibilities assumed by such executive officer. Salary adjustments are normally determined and made on an annual basis.

Bonuses.    At the beginning of each year, the Compensation Committee adopts a performance bonus program setting forth strategic goals for the year and a percentage of base salary that will be awarded to the senior management team based upon the achievement of these goals. All awards are paid in full, in cash, following the year of performance. The Compensation Committee awarded bonuses to its executive officers for 2005 based on the achievement of certain contract revenue, operating margin and safety incident rate goals.

Stock Option and Restricted Stock Grants.    Stock options and restricted stock grants are designed to attract and retain executives who can make significant contributions to the Company’s success, reward executives for such significant contributions, give executives a long-term incentive to increase shareholder value and align the interests of the Company’s senior executives with those of its stockholders. In determining whether to grant stock options or award restricted stock to executive officers, the Compensation Committee evaluates each officer’s performance by examining criteria similar to that involved in fixing cash bonuses. The Compensation Committee also may grant stock options or award restricted stock for executive retention purposes, taking into account, among other things, general industry practices. Stock options generally have been granted with a ten-year term, with 60% vesting on the third anniversary of the grant date and the remainder vesting in equal annual installments over the next two years at an exercise price equal to or above the fair market value of the Common Stock on the grant date.

Accelerated Vesting of Underwater Stock Options.    Effective December 30, 2005, pursuant to and in accordance with the recommendation of the Compensation Committee of the Board of Directors, the Board of Directors approved full acceleration of the vesting of each otherwise unvested stock option that had an exercise price of $15.00 or greater granted under the Company’s 1998 Stock Option and Incentive Plan (the “Plan”) that was held by employees, officers, and non-employee directors. These options had exercise prices in excess of the current market value of the Company’s common stock, based on the closing price of $12.15 per share on December 30, 2005 (i.e., such options were “underwater”). Options to purchase approximately 1.3 million shares of the Company’s common stock, including approximately 225,000 options held by executive officers and approximately 75,000 options held by non-employee directors, were subject to this acceleration.

The Committee also required that, as a condition to the acceleration of vesting, each executive officer and each non-employee director agree to refrain from selling shares of the Company’s common stock acquired upon the exercise of accelerated options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise of such options would have been permitted under the option’s pre-acceleration vesting terms or, if earlier, the officer’s or director’s last day of employment or upon a “change in control” as defined in the Plan.

The decision to accelerate the vesting of these underwater options was made primarily to minimize certain future compensation expenses that the Company would otherwise recognize in its consolidated statements of operations with respect to these options pursuant to Financial Accounting Standards Board Statement No. 123 (Revised), Share-Based

Payment, which became effective for the Company on January 1, 2006. The Company also believes that the acceleration may have a positive effect on employee morale, retention and the perception of option value.

Compensation of Chief Executive Officer.    Thomas E. D’Ambra, Ph.D., the Company’s Chief Executive Officer, receives compensation consisting of a salary and is eligible to participate in the Company’s executive bonus and stock option plan. Dr. D’Ambra also receives payments under the Company’s Technology Development Incentive Plan as well as regular benefits in effect for senior executives of the Company. In 2005, the Compensation Committee reviewed the compensation paid to chief executive officers of comparable companies and evaluated Dr. D’Ambra’s achievement of corporate, individual and organizational objectives for 2005. Dr. D’Ambra’s annual salary for 2005 was $330,769 and bonus was $100,000. The Compensation Committee believes that salary and bonus compensation actually paid to Dr. D’Ambra is below the salary and bonus compensation paid to chief executive officers of comparably-sized companies within the pharmaceutical and biotechnological industry. The base salary for Dr. D’Ambra was established pursuant to his employment agreement with the Company. Such employment agreement is described more fully below under “Agreements with Named Executive Officers.” Dr. D’Ambra is entitled to payments under the Company’s Technology Development Incentive Plan for amounts paid to the Company under the license agreement with Sanofi-Aventis, including 10% of all royalties paid to the Company. During 2005 Dr. D’Ambra earned the right to receive payments in the aggregate of $4,716,015 under the Technology Development Incentive Plan, which payments are unrelated to Dr. D’Ambra’s performance of his duties as Chief Executive Officer of the Company. Please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 15, 2006, for information on the Company’s licensing agreement with Sanofi-Aventis.

Tax Deductibility of Executive Compensation.    In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated there under. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Company’s present intention, for so long as it is consistent with its overall compensation objective and the Company’s contractual obligations, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code. In appropriate circumstances, the Company may pay compensation that is not deductible by virtue of Section 162(m).

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee:

Anthony P. Tartaglia, M.D., Chairman
Paul S. Anderson, Ph.D.
Kevin O’Connor

Report of the Audit Committee of the Board of Directors

The Company’s Audit Committee consists of Messrs. Roth (Chair) and Haydu, and Drs. Anderson and Tartaglia. The Board of Directors has determined that each Audit Committee member is independent as defined in Rule 4200(a)(15) under Nasdaq’s Marketplace Rules as well as under applicable SEC rules. The Audit Committee met ten (10) times during 2005.

On May 18, 2005, the Company dismissed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as its independent registered public accounting firm and on May 19, 2005, the Audit Committee of its Board of Directors appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year 2005. Please see the section entitled “Independent Registered Public Accountants” for additional details.

The Audit Committee has reviewed and discussed with management and the independent auditors, KPMG LLP, the Company’s December 31, 2005 audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005. The audit committee also reviewed the Company’s quarterly financial statements during 2005 and discussed them with both the management of the Company and PricewaterhouseCoopers for the first quarter, and the management of the Company and KPMG for the second and third quarters, prior to such interim financial statements in the Company’s quarterly reports on Form 10-Q. The Audit Committee met with PricewaterhouseCoopers without management present for the first quarter, and met with KPMG without management present for the second and third quarters. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with audit committees) as amended by Statement on Auditing Standards No. 90 (audit committee communications). In addition, the Audit Committee has received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has also discussed with KPMG its independence from the Company. The Audit Committee has considered whether KPMG’s provision of non-audit services to the Company is compatible with KPMG’s independence.

During the course of the fiscal year ended December 31, 2005, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and KPMG at Committee meetings held throughout the year. At the conclusion of the process, management provided the Committee with and the Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC, as well as KPMG Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s remediation efforts with respect to the Company’s control deficiencies and preparations for the evaluation of internal control over financial reporting in the fiscal year ending December 31, 2006.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Although the Audit Committee oversees the Company’s financial reporting process for the Board of Directors consistent with the audit committee charter, management has primary responsibility for this process, including the Company’s system of internal controls, and for the preparation of the Company’s financial statements in accordance with generally accepted accounting principles. In addition, KPMG, and not the Audit Committee is responsible for auditing those statements.

As required by rule 13a-15(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of December 31, 2004, the Company’s management conducted an evaluation with the participation of the Company’s Chief Executive Officer and Chief Financial Officer regarding the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based upon that evaluation and the inventory valuation, material weakness described below relating to the process for identifying reserves for excess and obsolete inventory, the process for analyzing the amortization period for deferred inventory variances, and the process for the transfer of accumulated unbilled project costs to cost of revenue, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2004.

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act. The Company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and, that receipts and expenditures of the Company are being made only in accordance with authorization of management and directors of the Company; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

During 2005, the Company implemented a number of remediation measures to address the material weakness. These measures include:

•	An enhanced process for reconciling system generated obsolete inventory reports to the general ledger reserve account to ensure that the general ledger reserve account is accurate and complete.

•	Increased internal documentation to support the Company’s excess inventory reserves.

•	Implementation of new procedures to analyze the deferred inventory amortization period, including documentation of the method used to calculate the amortization period.

•	Implementation of new procedures to ensure completed projects are removed from the accumulated unbilled project costs account balance in a timely manner including a review by additional Company personnel.

While the planned remediation steps were designed and in place by the end of the second quarter of 2005, management continued to evaluate their operating effectiveness through the end of fiscal year 2005 when it was concluded that the Company’s internal control over financial reporting had been sufficiently tested to support an assessment that the previously disclosed material weakness had been remediated.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Audit Committee:

Arthur J. Roth, Chairman
Frank W. Haydu, III
Paul S. Anderson, Ph.D.
Anthony P. Tartaglia, M.D.

Code of Ethics

The Company has a Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer and the Chief Financial Officer. The Code of Business Conduct and Ethics is available on the Company’s website, www.albmolecular.com, under the Investor Relations section. Any amendments to, or waivers of, the Code of Business Conduct and Ethics which applies to any of our executive officers or directors will be disclosed on our website promptly following the date of such amendment or waiver.

Agreements with Named Executive Officers

The Company is a party to employment agreements with each of the Named Executive Officers. The terms of the agreements are substantially similar, except with respect to minimum annual base salary (currently $400,000, $267,800, $200,000 and $190,000 for Dr. D’Ambra, Mr. Frost, Dr. Trova, and Mr. Shultis, respectively) and as set forth below with respect to termination of employment upon a “change of control.” The agreements for Dr. D’Ambra, Dr. Trova and Mr. Shultis had initial employment terms of three years, which have been completed, and automatically renew for one year periods thereafter until terminated. Mr. Frost, started employment on December 1, 2004 and has a two-year agreement. If the Company elects not to extend an agreement for any reason or if the executive’s employment is terminated by the Company without “cause” (as defined in the employment agreement) or by the executive upon a material breach of the agreement by the Company, the Company will continue to pay the executive his base salary for one year and will pay to the executive, in monthly installments over such one-year period, an amount equal to the executive’s cash bonus received in respect of the immediately preceding year.

If there is a “change of control” (as defined in the employment agreements) and within two (2) years following a “change of control” the executive’s employment is terminated without “cause” or the executive resigns for “good reason” (as defined in the employment agreements), then such executive will be entitled to receive a severance amount equal to the sum of a multiple of (i) the executive’s annual base salary, plus (ii) the executive’s cash bonus received in respect of the immediately preceding year. The multiple of base salary and bonus to be paid by the Company to Dr. D’Ambra upon the termination of his employment following a “change of control” is three times, and the multiple of base salary and bonus to be paid by the Company to Mr. Frost, Dr. Trova and Mr. Shultis upon the termination of their employment following a “change of control” is one time.

The Company has also entered into Employee Innovation, Proprietary Information and Post-Employment Activity Agreements with its Named Executive Officers. Each agreement provides that, among other things, during the twenty four (24) month period immediately following the termination of his employment with the Company, the Named Executive Officer will not engage, directly or indirectly, in the sale or performance of any services for a customer for whom he performed services at any time during the twelve-month period immediately preceding the termination of his employment.

Mr. Grates’ employment ended with the Company on June 24, 2005, at which time his employment agreement was terminated. During his tenure with the Company, Mr. Grates’ employment agreement contained terms similar to the terms of the Company’s employment agreements with its other Named Executive Officers.

Related Party Transactions

Dr. D’Ambra is entitled to payments under the Company’s Technology Development Incentive Plan for amounts paid to the Company under the license agreement with Sanofi-Aventis, including 10% of all royalties paid to the Company. During 2005, Dr. D’Ambra earned the right to receive payments in the aggregate amount of $4,716,015 under this plan. Please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 15, 2006, for information on the Company’s licensing agreement with Sanofi-Aventis.

Mr. O’Connor is the Chief Executive Officer of Tech Valley Communications, a telecommunications company. During 2005, Tech Valley Communications was one of the providers of telephone and internet services to the Company. Tech Valley Communications was paid $171,000, $181,000 and $165,000 for services rendered to the Company in 2005, 2004, and 2003, respectively.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 11, 2006 of (i) each person known by the Company to beneficially own five percent or more of the outstanding shares of the Company’s Common Stock, (ii) the directors and Named Executive Officers of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number	Percent(2)
Named Executive Officers
Thomas E. D’Ambra, Ph.D. (3)	4,762,038	14.7%
Mark T. Frost (4)	52,500	*
Kenton L. Shultis (5)	69,098	*
Michael P. Trova, Ph.D. (6)	141,411	*

Directors
Paul S. Anderson, Ph.D. (7)	17,736	*
Frank W. Haydu, III (8)	37,132	*
Donald E. Kuhla, Ph.D. (9)	126,367	*
Kevin O’Connor (10)	26,453	*
Arthur J. Roth (11)	18,333	*
Anthony P. Tartaglia, M.D. (12)	87,778	*
All executive officers and directors as a group (10 persons)	5,338,846	16.3%

Five Percent Shareholders
Constance M. D’Ambra (13)	4,762,038	14.7%
Thomas E. D’Ambra Family Trust I (14)	3,065,189	9.5%
FMR Corp. (15)	2,475,702	7.6%
Chester J. Opalka (16)	2,356,399	7.3%
Dimensional Fund Advisors (17)	2,240,581	6.9%
Barclays Global Investors (18)	1,689,839	5.2%

*	Less than 1%.

(1)	The address of all listed Executive Officers and Directors is c/o Albany Molecular Research, Inc., 21 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098.

(2)	All percentages have been determined as of April 11, 2006 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after April 11, 2006. For purposes of computing the percentage of outstanding shares of the Company’s Common Stock held by each person or group of persons named above, any shares of Common Stock which such person or persons has or have the right to acquire within 60 days after April 11, 2006 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of April 11, 2006, a total of 32,234,782 shares of Common Stock were issued and outstanding.

(3)	Includes 4,762,038 shares owned jointly by Dr. and Mrs. D’Ambra, as to which shares Dr. and Mrs. D’Ambra share voting and investment power. Excludes 3,065,189 shares held by the Thomas E. D’Ambra Family Trust I, as to which shares Dr. D’Ambra does not have or share the power to vote or dispose.

(4)	Includes 37,500 shares subject to options exercisable within 60 days and 10,000 restricted shares.

(5)	Includes 26,575 shares subject to options exercisable within 60 days and 10,000 restricted shares.

(6)	Includes 78,923 shares subject to options exercisable within 60 days and 10,000 restricted shares.

(7)	Includes 15,000 shares subject to options exercisable within 60 days.

(8)	Includes 25,800 shares subject to options exercisable within 60 days.

(9)	Includes 1,667 shares subject to options exercisable within 60 days.

(10)	Includes 20,833 shares subject to options exercisable within 60 days.

(11)	Includes 8,333 shares subject to options exercisable within 60 days.

(12)	Includes 60,333 shares subject to options exercisable within 60 days.

(13)	Includes 4,762,038 shares owned jointly by Dr. and Mrs. D’Ambra, as to which shares Dr. and Mrs. D’Ambra share voting and investment power. Excludes 3,065,189 shares held by the Thomas E. D’Ambra Family Trust I, as to which shares Mrs. D’Ambra does not have or share the power to vote or dispose. The address for Mrs. D’Ambra is c/o Albany Molecular Research, Inc., 21 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098.

(14)	Includes 3,065,189 shares held by the Thomas E. D’Ambra Family Trust I based on information provided by the Trustee, Thomas G. Mazzotta. Mr. Mazzotta has sole voting and dispositive power and, accordingly, is the beneficial owner of all shares held by the Thomas E. D’Ambra Family Trust I. The address of the Thomas E. D’Ambra Family Trust I is 9 Washington Square, Washington Avenue Extension, Albany, NY 12205. Mr. Mazzota disclaims any pecuniary interest in the shares held by the Thomas E. D’Ambra Family Trust I.

(15)	Based on information set forth in Schedule 13G filed under the Securities Exchange Act of 1934 on February 14, 2006 by FMR Corp. as the designated filer on behalf of itself and its clients. FMR Corp. has beneficial ownership of all the shares held by these parties. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(16)	The address for Mr. Opalka is c/o Albany Molecular Research, Inc., 21 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098.

(17)	Based on information set forth in Schedule 13G filed under the Securities Exchange Act of 1934 on February 1, 2006 by Dimensional Fund Advisors Inc. as the designated filer on behalf of itself and its clients. State Street Research & Management Company has beneficial ownership of all the shares held by these parties. The address of State Street Research & Management Company is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(18)	Based on information set forth in Schedule 13G filed under the Securities Exchange Act of 1934 on January 31, 2006 by Barclays Global Investors as the designated filer on behalf of itself and its clients. State Street Research & Management Company has beneficial ownership of all the shares held by these parties. The address of Barclays Global Investors is 45 Fremont Street, San Francisco, CA 94105.

STOCK PERFORMANCE GRAPH

The following graph provides a comparison, from December 31, 2000 through December 31, 2005, of the cumulative total stockholder return (assuming reinvestment of any dividends) among the Company, the Nasdaq Stock Market (U.S. Companies) Index (the “Nasdaq Index”) and the Nasdaq Pharmaceuticals Index (the “Pharmaceuticals Index”). The historical information set forth below is not necessarily indicative of future performance. Data for the Nasdaq Stock Market Index and the Nasdaq Pharmaceuticals Index were provided to the Company by Nasdaq.

	Albany Molecular Research, Inc	Nasdaq Stock Market (U.S. Companies) Index	Nasdaq Pharmaceuticals Index
December 29, 2000	100.000	100.000	100.000
December 31, 2001	42.989	79.321	85.228
December 31, 2002	24.002	54.835	55.071
December 31, 2003	24.359	81.990	80.726
December 31, 2004	18.079	89.227	85.982
December 31, 2005	19.718	91.123	94.691

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company has retained Mellon Investor Services to assist in the solicitation of proxies for a fee of $3,500 plus reimbursement of expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2007 annual meeting of stockholders must be received in writing by the Company by January 1, 2007. Such proposals must also comply with the requirements as to form and substance established by the Securities and Exchange Commission if such proposals are to be included in the proxy statement and form of proxy. Any such proposals should be mailed to: Albany Molecular Research, Inc., 21 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098, Attention: Secretary.

Stockholder proposals intended to be presented at the 2007 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be delivered to, or mailed and received at, Albany Molecular Research, Inc., 21 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098, together with all supporting documentation required by the Company’s Amended and Restated By-laws, not earlier than January 31, 2007 nor later than March 17, 2007; provided, however, that in the event that the annual meeting is scheduled to be held before May 2, 2007 or after July 31, 2007, notice must be so delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made by the Company. The proposal must also comply with the other requirements contained in the Company’s Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to the Securities and Exchange Commission’s rules governing the exercise of this authority.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On May 18, 2005, the Company dismissed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as its independent registered public accounting firm, and on May 19, 2005, the Audit Committee of its Board of Directors appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year 2005.

The replacement was not the result of any disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if they had not been resolved to PricewaterhouseCoopers’ satisfaction, would have caused it to make reference to the disagreements in its reports on the Company’s financial statements.

The Company’s decision to engage KPMG as its independent registered public accounting firm was the result of a competitive selection process involving several accounting firms.

As discussed in the section entitled “Report of the Audit Committee of the Board of Directors,” as required by rule 13a-15(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of December 31, 2004, the Company’s management conducted an evaluation with the participation of the Company’s Chief Executive Officer and Chief Financial Officer regarding the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based upon that evaluation and the inventory valuation, material weakness described in that section relating to the process for identifying reserves for excess and obsolete inventory, the process for analyzing the amortization period for deferred inventory variances, and the process for the transfer of accumulated unbilled project costs to cost of revenue, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2004. During 2005, the Company implemented a number of remediation measures to address the material weakness. While the planned remediation steps were designed and in place by the end of the second quarter of 2005, management continued to evaluate their operating effectiveness through the end of fiscal year 2005 when it was concluded that the Company’s internal control over financial reporting had been sufficiently tested to support an assessment that the previously disclosed material weakness had been remediated.

Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders. The Audit Committee has not formally selected the Company’s independent public accountant for the current fiscal year, but expects to make a selection during the second quarter.

The Company’s Audit Committee has adopted procedures under the Company’s Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services provided to the Company by KPMG are pre-approved by the Audit Committee. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by KPMG. During 2005, there were no non-audit services provided by KPMG. In 2005 and 2004, the Audit Committee approved in advance all audit and non-audit services provided by its previous accounting firm, PricewaterhouseCoopers.

Audit Fees.    The aggregate fees billed by KPMG for professional services rendered for (i) the audit of the Company’s annual financial statements, (ii) the review of the Company’s quarterly financial statement included in its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005, and September 30, 2005, and (iii) the audit of the Company’s internal control over financial reporting and of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, both as required by Section 404 of the Sarbanes-Oxley Act, were $764,071 for the year ended December 31, 2005. The aggregate fees billed by PricewaterhouseCoopers, the previous audit firm, were $48,671 for the review of the Company’s financial statements for the quarter ended March 31, 2005. The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for (i) the audit of the Company’s annual financial statements, (ii) the review of the Company’s quarterly financial statement included in its Quarterly Reports on Form 10-Q and (iii) the audit of the Company’s internal control over financial reporting and of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, both as required by Section 404 of the Sarbanes-Oxley Act, was $1,410,864 for the year ended December 31, 2004.

Audit-Related Fees.    There were no fees billed by KPMG for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the caption Audit Fees for the year ended December 31, 2005. There were no fees billed by PricewaterhouseCoopers for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the caption Audit Fees for the year ended December 31, 2005.

The aggregate fees billed by PricewaterhouseCoopers, the previous audit firm, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the caption Audit Fees were $10,324 for the year ended December 31, 2004. These services included employee benefit plan audits, accounting consultations related to mergers, acquisitions and dispositions, and accounting consultations concerning regulatory reporting.

Tax Fees.    There were no fees billed by KPMG for professional services rendered for tax compliance, tax advice, and tax planning for the year ended December 31, 2005. There were no fees billed by PricewaterhouseCoopers for professional services rendered for tax compliance, tax advice, and tax planning for the year ended December 31, 2005.

The aggregate fees billed by PricewaterhouseCoopers, the previous audit firm, for professional services rendered for tax compliance, tax advice, and tax planning were $89,049 for the year ended December 31, 2004, which included $89,049 for tax compliance services and $-0- for tax advice and planning services. These services included assistance in the preparation of the Company’s tax returns, assistance with tax audits and appeals, tax advice relating to employee benefits and organization tax structure evaluation and planning.

All Other Fees.    None.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock, to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such officers, directors and 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to or reviewed by the Company by the executive officers, directors and greater than 10% beneficial owners, all Section 16(a) filing requirements were satisfied.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

			Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS:

	FOR all nominees listed to the right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the right	01 Paul S. Anderson, Ph.D.; 02 Donald E. Kuhla, Ph. D.; 03 Kevin O’Connor

(INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through that individual's name above.)
	☐	☐

2.	In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.		Dated:	, 2006

Signature

Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person of the stockholders’ corporation or partnership, stating his or her title or authority.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲  FOLD AND DETACH HERE  ▲

Vote by Internet or Telephone or Mail
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Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/amri Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Electronic versions of the Albany Molecular Research, Inc.
Annual Report and Proxy Statement are available at
www.albmolecular.com under Investor Info.

ALBANY MOLECULAR RESEARCH, INC.
21 CORPORATE CIRCLE, P.O. BOX 15098
ALBANY, NEW YORK 12212-5098
PROXY FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
JUNE 1, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALBANY MOLECULAR RESEARCH, INC.

THE UNDERSIGNED ACKNOWLEDGE(S) RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT, EACH DATED MAY 1, 2006, AND HEREBY CONSTITUTES AND APPOINTS THOMAS E. D’AMBRA, PH.D. AND MARK T. FROST (THE “PROXIES”) AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE AND TO ACT ALONE, AND AUTHORIZES EACH OF THEM ACTING SINGLY, TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE OF THIS PROXY CARD, ALL SHARES OF COMMON STOCK OF ALBANY MOLECULAR RESEARCH, INC., HELD OF RECORD BY THE UNDERSIGNED ON APRIL 11, 2006, AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS (THE “ANNUAL MEETING”) TO BE HELD ON WEDNESDAY, JUNE 1, 2006 AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL 1. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1, APPEARING ON THE REVERSE SIDE HEREOF.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

You can now access your Albany Molecular Research, Inc. account online.

Access your Albany Molecular Research, Inc. shareholder account online via Investor ServiceDirect® (ISD).

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